Exhibit 32.1
Section 906 Certification

Timothy Johnson, the Interim Chief Executive Officer and Chief Financial and Administrative Officer, of Victoria’s Secret & Co. (the “Company”), certifies that, to the best of his knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated September 6, 2024 for the period ended August 3, 2024 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy Johnson
Timothy Johnson
Interim Chief Executive Officer and Chief Financial and Administrative Officer (principal executive officer and principal financial officer)

Date: September 6, 2024